UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 22, 2011

GENESIS BIOPHARMA, INC.
(Name of small business issuer specified in its charter)

Nevada	000-53127	75-3254381
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1601 N. Sepulveda Blvd., #632
Manhattan Beach, CA 90266
(Address of principal executive offices)

Not Applicable.
 (former name or former address, if changed since last report)

(866) 963-2220
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2011, Genesis Biopharma, Inc., a Nevada corporation (the “Company”), appointed Dr. L. Stephen Coles to the Company’s Board of Directors.  Dr. Coles will receive a monthly payment of $3,000 for his services to the Company.

Dr. Coles, 60, is currently a lecturer in the Department of Chemistry and Biochemistry at the University of California, Los Angeles and the UCLA Molecular Biology Institute. Dr. Coles has served as Co-Principal Investigator in the Department of Surgery at the UCLA School of Medicine, and has served as Vice President for Medical Education and Internet Content at The Kronos Group, an integrated health care delivery network that provides medical products and health care services for the healthy living and aging industry. Dr. Coles is also the co-founder of the Image Date Corporation, and has served as its Chief Scientist.  Dr. Coles has also served as Chief Technical Officer of Rcommunity.com, Inc.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.  The following exhibits are included as part of this report, and incorporated herein by reference in their entirety.

99.1         Press Release, dated February 23, 2011, regarding the appointment of Dr. Coles as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOPHARMA, INC.

Date: February 23, 2011	By:	/s/ ANTHONY CATALDO
Anthony Cataldo, Chief Executive Officer